EXHIBIT 10.2


            TRIANGLE (Triangle Logo appears here) TECHNOLOGY LEASING

                                 EQUIPMENT LEASE


NAME & ADDRESS OF LESSOR:                   NAME & ADDRESS OF LESSEE:

TRIANGLE TECHNOLOGY LEASING                 TANGRAM ENTERPRISE SOLUTIONS, INC.
100 PRESTON EXECUTIVE DR.,  SUITE 101       11000 REGENCY PKWY - SUITE 401
CARY, NORTH CAROLINA, 27513                 CARY, NORTH CAROLINA, 27511

1. LEASE OF EQUIPMENT: TRIANGLE TECHNOLOGY LEASING ("Lessor") agrees to lease to TANGRAM ENTERPRISE SOLUTIONS, INC. ("Lessee") and Lessee agrees to lease in accordance with this Agreement, the Equipment and features described in the Equipment Schedule(s) ("Schedule") attached hereto.

2. TERMS OF AGREEMENT: The term of this Lease, as to all Equipment designated on any Equipment Schedule, shall commence on the Commencement Date and shall continue for an initial period ending that number of months from the Commencement Date as specified in the applicable Equipment Schedule. Each Equipment Schedule shall be non-cancelable by Lessee for the full term stated herein. This Agreement shall remain in force during the term of any Schedule or while any Lessee obligation remains unperformed on any Schedule.

3. MONTHLY LEASE CHARGE: The Monthly Lease Charge hereunder is as set forth in each Schedule. In addition to the Monthly Lease Charge set forth in the Equipment Schedule(s), Lessee shall pay to Lessor an amount equal to all taxes paid, payable or required to be collected by Lessor, however designated, which are levied or based on the rental, on the Lease or on the Equipment or its use, lease, operation, control or value (including, without limitation, state and local privilege or excise taxes based on gross revenue), any penalties or interest in connection therewith or taxes or amounts in lieu thereof paid or payable by Lessor in respect of the foregoing, but excluding taxes based on Lessor's income. Personal Property taxes assessed on the Equipment during the term hereof shall be paid by Lessee. Lessee agrees to file, on behalf of Lessor, all required property tax returns and reports concerning the Equipment with all appropriate governmental agencies.

        Interest on any past due payments shall accrue at the rate of 2% per month, or if such rate shall exceed the maximum allowed by law, then at such maximum rate, and shall be payable on demand. Charges for taxes, penalties and interest shall be promptly paid by Lessee when invoiced by Lessor.

4. MAINTENANCE:   (Deleted)

5. RISK OF LOSS; DAMAGE: Lessee shall be responsible for any loss or damage to the Equipment, or caused by the Equipment, whether or not insured, arising from any peril or circumstances whatsoever, other than the willful or negligent acts of Lessor, its employees or agents.

        In the event any Equipment is lost, stolen, destroyed, condemned, confiscated or, in manufacturer's opinion, damaged beyond repair, Lessee shall continue to make all payments due hereunder and shall forthwith, at Lessee's expense, replace such Equipment with equipment of like or improved and similar kind: the new equipment to be in substantially the same condition as the replaced Equipment immediately prior to the event necessitating the replacement. Title to such replacement unit shall immediately vest and remain in Lessor; Lessee shall execute all documents necessary to vest title of replacement with Lessor. After the Lessee has replaced the unit, and provided the Lessee is not in default hereunder, Lessor shall pay, or cause to be paid, to the Lessee the net insurance proceeds received by Lessor for the unit, if any.

        Lessee's obligation hereunder shall commence when the Equipment is delivered to Lessee's premises and shall terminate when the Equipment has been returned. delivered to and accepted by Lessor.

6. INSURANCE: Lessee shall obtain and maintain, throughout the term of any Schedule, at its own expense, on each unit of Equipment, liability insurance (property damage and bodily injury) and insurance against loss or damage to the Equipment including without limitation loss by fire (including so-called extended coverage), theft and such other risks of loss in such amounts, in such form and with such insurers as shall be satisfactory to Lessor: provided, however, that the amount of insurance against loss or damage to the Equipment shall not be less than the full replacement value of the Equipment. Each insurance policy will name Lessee as an insured and Lessor and Lessor's assignee as an additional insured and loss payee thereof as Lessor's interests may appear, and shall contain a clause requiring the insurer to give Lessor at least thirty (30) days prior written notice of any alteration in the terms of such policy or of the cancellation thereof. Lessee agrees to furnish to Lessor a certification from its insurance company which shows such insurance, shows Lessor (and Lessor's assignee) as an additional insured and loss payee, and provides that

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the insurance cannot be altered or terminated without giving Lessor thirty (30)
days prior written notice. Lessee may self-insure against risks of loss with Lessor's written acceptance.

7. USE: The use of the Equipment will be under Lessee's exclusive management and control. Lessee shall maintain the Equipment in good condition and repair at the location specified in the Schedule, reasonable wear and tear expected, and shall not remove the Equipment without prior written consent from Lessor.

8. NO WARRANTIES BY LESSOR: Lessee represents that, at the Installation Date set forth in the applicable Schedule, it shall have [a] thoroughly inspected the
Equipment: (b] determined for itself that all items of Equipment are of a size, design, capacity and manufacturer selected by it: and [c] satisfied itself that the Equipment is suitable for Lessee's purpose. LESSOR SUPPLIES THE EQUIPMENT AS IS AND NOT BEING THE MANUFACTURER OF THE EQUIPMENT. THE MANUFACTURER'S AGENT OR THE SELLER'S AGENT, MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE EQUIPMENT'S MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESIGN, CONDITION, QUALITY, CAPACITY, MATERIAL OR WORKMANSHIP OR AS THE PATENT INFRINGEMENT OR THE LIKE, it being agreed that all such risks, as between Lessor and Lessee, are to be borne by Lessee. Lessee agrees to look solely to the manufacturer for any and all warranty claims and any and all warranties made by the manufacturer or the supplier of Lessor are hereby assigned to Lessee for the term of the applicable Equipment Schedule. Lessee agrees that Lessor shall not be responsible for the maintenance, operation or service of the Equipment or for delay or inadequacy of any or all of the foregoing. Lessor shall not be responsible for any direct or consequential loss or damage resulting from the installation, operation or use of the Equipment or otherwise. Lessee will defend, indemnify and hold Lessor harmless against any and all claims, demands and liabilities arising out of or in connection with the design, manufacture, possession, operation, selection, control, use, maintenance and return of the Equipment.

9. ADDITIONS AND ALTERATIONS: Upon prior written consent of Lessor. alterations in or attachments to the Equipment may be made by Lessee. If the alterations or attachments in any way damage or injure any Equipment or interfere with the normal satisfactory operation or maintenance of the Equipment or increases the cost of maintenance of such Equipment. or creates a safety hazard. Lessee will, on notice from Lessor. promptly remove the alterations or attachments and restore the Equipment to its original condition. In any event. upon the termination of the Schedule with respect to any such Equipment. Lessee agrees to remove any alterations or attachments made by Lessee and restore the Equipment to its original condition. (ordinary wear and tear excepted) including certification of maintainability by the Manufacturer.

10. TRANSPORTATION AND EXPENSES: All transportation and drayage charges on the Equipment from the manufacturer's plants or Lessor's locations to Lessees locations, are to be paid as specified on the Equipment Schedule. Lessee shall prepare the Equipment for shipment by padded van in accordance with the manufacturer's specifications for such preparation and load same on board carrier as Lessor shall specify and Lessee shall ship the same, as directed by Lessor. Payment of outbound transportation charges shall be paid by Lessee.

11. REPORTS, PATENTS & NOTICES: On request, Lessee shall permit persons designated by Lessor to examine each piece of Equipment. Lessee shall immediately notify Lessor if the Equipment is lost, stolen, damaged, destroyed, condemned or confiscated, or of each accident arising out of the alleged or apparent improper manufacturing, functioning or operation of any piece of Equipment, the time, place and nature of the accident and damage or loss incurred, Lessee's payments, notices and reports to Lessor under this Agreement shall be made to Lessor's office, or to such other person and place as may be designated by Lessor in writing,

12. QUIET POSSESSION: Lessor represents and warrants that upon execution of any Schedule Lessor will have the right to furnish to Lessee the use of the Equipment covered by such Schedule, and Lessor shall not disturb Lessee's right to use the Equipment for so long as Lessee complies with the terms and conditions of this Agreement and each Schedule.

13. COMPLETE AGREEMENT: The terms and conditions of this Agreement and each Schedule and addendum hereto constitute the entire and complete agreement between the parties and supersede all oral or written communications, memoranda, correspondence, conversations, negotiations and agreements with respect to the use of the Equipment. In the event of any conflict between this Agreement and any Schedule, the terms of the Schedule shall prevail.

14. SUCCESSORS AND ASSIGNS: This Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective successors and assigns, provided, however, that this agreement may not be assigned by Lessee without prior written consent of Lessor.

15. OWNERSHIP IN LESSOR AND ASSIGNMENT BY LESSOR: Lessee acknowledges that it has no property rights in and to the Equipment and will not let, mortgage, pledge, sell, convey, transfer, assign,

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sub-lease, encumber or dispose of any Equipment, without Lessor's prior written consent. Lessee's sole right hereunder shall be the use of the Equipment in accordance with this Agreement. The Equipment at all times shall remain in the sole and exclusive property of Lessor, Lessee agrees to execute, at Lessor's request, a UCC-1 financing statement for recording, reflecting Lessor's interest in the lease and the Equipment. No permitted assignment or sub-lease shall relieve Lessee from it's obligations hereunder.

        Lessee agrees that Lessor may transfer or assign all or part of Lessor's right, title and interest in, under or to the Equipment and this Lease and any or all sums due or to become due pursuant to any of the above, to any third party (the "Assignee") for any reason. Lessee agrees that upon receipt of written notice from Lessor of such assignment, Lessee shall perform all of its obligations hereunder for the benefit of Assignee and, if so directed, shall pay all sums due or to become due hereunder directly to the Assignee or to any other third party beneficiary of the following covenants, representations or warranties: [i] Lessee's obligations to Assignee hereunder are absolute and unconditional and are not subject to any abatement reduction, recoupment, defense, offset or counterclaim available to Lessee for any reason whatsoever including operation of law, defect in Equipment, failure of Lessor to perform any of its obligations hereunder or for any other cause or reason whatsoever, whether similar or dissimilar to the foregoing: [ii] Lessee shall not look to Assignee to perform any of Lessor's obligations hereunder: [iii] Lessee will not amend or modify this Agreement without prior written consent of the Assignee: and [iv] Lessee will send a copy to Assignee of each notice which Lessee sends to Lessor.

        Upon receipt of notice of such assignment. Lessee agrees to execute and deliver to Lessor such documentation as Assignee may require, including but not limited to [i] an acknowledgment of, or consent to, assignment which may require Lessee to make certain representations or reaffirmations as to some of the basic terms and covenants contained in this Lease: [ii] a certified copy of resolutions of Lessee: [iii] an opinion of counsel for Lessee: and [iv] a Certificate of Delivery and Acceptance. Nothing contained in such documentation required by Assignee shall be in derogation of any of the rights granted to Lessee hereunder. Notwithstanding such assignment: [i] Lessor shall not be relieved of any of its obligations hereunder, and [ii] the rights of the Lessee hereunder shall not be impaired.

16. EVENTS OF DEFAULT AND REMEDIES: The occurrence of any one of the following shall constitute an Event of Default hereunder:

        [a] Lessee fails to pay any installment of rent on or before the tenth
(10th) day following the date when the same becomes due and payable.

        [b] Lessee attempts to remove, sell, transfer, encumber, sublet or part with possession of the Equipment or any items thereof, except as expressly permitted herein.

        [c] Lessee shall fail to observe or perform any of the other obligations required to be observed or performed by Lessee hereunder and such failure shall continue uncured for ten (10) days after written notice thereof to Lessee by Lessor.

        [d] Lessee ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated as bankrupt or as insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or filed an answer admitting the material allegations of a petition filed against it in any such proceeding, consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of it or of all or any substantial part of its assets or properties, or if it or its shareholders shall take any action looking for its dissolution or liquidation.

        [e] Within thirty (30) days after the commencement of any proceedings against Lessee seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statue, law or regulation, such proceedings shall not have been dismissed, or if within thirty
(30) days after the appointment without Lessee's consent or acquiesces in the appointment of a trustee, receiver or liquidator of it or of all or any part of its assets and properties, such appointment shall not be vacated.

        [f] If any warranty or representation made to or furnished by or on behalf of Lessee is false in any material respect when made or furnished.

        Upon occurrence of an Event of Default, Lessor may at its option do any or all of the following: [i] by notice to Lessee terminate this Lease as to any or all Schedules: [ii] whether or not this Lease is terminated as to any or all Schedules, take possession of any or all of the Equipment listed on any or all Schedules, wherever situated, and for such purpose, enter upon any premises without liability for so doing or Lessor may cause Lessee and Lessee hereby agrees, to return said Equipment to Lessor as provided in this Lease. [iii] recover from Lessee, as liquidated damages for loss of a bargain and not a penalty, an amount equal to the present value of all monies to be paid by Lessee during the remaining term or any successive period then in effect, discounted at the rate of six percent (6:). which payment shall become immediately due and payable: [iv] sell, dispose of, hold, use or lease any Equipment as Lessor in its sole discretion may determine (and Lessor shall not be obligated to give preference to the sale, lease or disposition of the Equipment over the sale, lease or other disposition of similar equipment owned or leased by Lessor). In any event Lessee shall, without further demand, pay to Lessor an amount equal to all sums due and payable for all periods up to and including the date on which Lessor has declared this Lease to be in default.

        In the event that Lessee shall have paid to Lessor the liquidated damages as referred to in [iii] above, Lessor hereby agrees to pay to Lessee, promptly after receipt thereof, all rentals and proceeds received from the reletting or sale of the Equipment during the balance of the term (after deduction of all costs, expenses

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and attorneys fees incurred by Lessor), said amount never to exceed the amount of the liquidated damages paid by Lessee. Lessee agrees that Lessor shall have no obligation to sell the Equipment. Lessee shall in any event remain fully liable for reasonable damages as provided by law and for all costs and expenses incurred by Lessor on account of such default included but not limited to all courts and reasonable attorney's fees. Lessee hereby agrees that, in any event, it will be liable for any deficiency after any sale, lease or other disposition by Lessor. The rights afforded Lessor hereunder shall not be deemed to be exclusive, but shall be in addition to any rights or remedies provided by law,

       No express or implied waiver of any default shall constitute a waiver of any of Lessor's rights, nor shall any delay by Lessor in enforcing any of its rights hereunder be deemed a waiver thereof,

17. MISCELLANEOUS: In the event any of the provisions contained herein shall be deemed contrary to the law, the remaining provisions of this Agreement shall remain in full force and effect. Lessee agrees to provide to Lessor, upon Lessor's request, Lessee's most current financial statement.

This Agreement shall be deemed to have been made in North Carolina, and shall be governed by the laws of the State of North Carolina.

     The parties have executed this Agreement on July 23, 1997.

LESSEE: TANGRAM ENTERPRISE SOLUTIONS, INC.
BY: /s/ John N. Nelli

ITS: Chief Financial Officer
DATE: July 23, 1997

LESSOR:  TRIANGLE TECHNOLOGY LEASING
BY: /s/ Brooks Barbee

ITS: Vice President
DATE: July 23, 1997



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                                 ADDENDUM NO. 1

                    TO LEASE SCHEDULE 1, DATED JULY 23, 1997

                  EQUIPMENT LEASE AGREEMENT DATED JULY 23, 1997
                                     BETWEEN
                  TANGRAM ENTERPRISE SOLUTIONS, INC., AS LESSEE
                                       AND
                     TRIANGLE TECHNOLOGY LEASING, AS LESSOR

LESSEE, upon 90 days written notification, may exercise any or all of the options listed below. LESSOR, will use it's best efforts to finalize any of these requests in as expediently as possible, but in no case in more than 90 days.

At a point when LESSEE has achieved a positive cash flow in four consecutive fiscal quarters, Safeguard Scientific can be removed as guarantor. A new lease payment will be established based on a rate not to exceed 375 basis points over like term Treasury Notes, as published in the Wall Street Journal.

At any point prior to achieving four consecutive quarters of positive cash flow, LESSEE and/or Safeguard Scientific can request the removal of Safeguard Scientific as guarantor. LESSOR will use its best efforts to secure financing without a guaranty from Safeguard. Rates will be market rates based on LESSEE's then current financial condition and will be disclosed to LESSEE at that time. LESSEE will then have the opportunity to exercise this option or continue with the existing lease.

LESSOR will allow LESSEE to trade in leased equipment at any point after 36 months during the 48 month term when this leased equipment is replaced with additional equipment leased from LESSOR or purchased by LESSEE. The remaining balance for early termination purposes will be determined to be the installments remaining unpaid on the Lease, discounted to present value using a rate of interest determined by adding 1.00% to the rate for US Treasury Obligations with a maturity closest to the date that represents 60 percent of the days remaining from date of prepayment to the maturity of the Note.

LESSOR will use its best efforts to sell the returned equipment. All proceeds remaining after LESSOR recoups its lease costs will be credited towards the remaining balance owed by LESSEE.

THIS ADDENDUM REFERS ONLY TO SCHEDULE 1 OF THE EQUIPMENT LEASE AGREEMENT REFERENCED ABOVE. ANY FUTURE LEASE SCHEDULES BETWEEN LESSOR AND LESSEE SHALL NOT BE GOVERNED BY THIS ADDENDUM.

LESSEE:                                           LESSOR:
TANGRAM ENTERPRISE SOLUTIONS, INC.                TRIANGLE TECHNOLOGY LEASING


By: /s/ John N. Nelli                             By: /s/ Brooks Barbee

Title: Chief Financial Officer                    Title: Vice President
Date: July 23, 1997                               Date: July 23, 1997